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EXHIBIT 32.1

PDS GAMING CORPORATION
CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of PDS Gaming Corporation (the "Company") on Form 10-K for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Johan P. Finley, Chairman and Chief Executive Officer of the Company, and Peter D. Cleary, President, Chief Operating Officer, Treasurer and Interim Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ JOHAN P. FINLEY Johan P. Finley	Dated: March 30, 2004
Title:	Chief Executive Officer and Chairman
By:	/s/ PETER D. CLEARY Peter D. Cleary	Dated: March 30, 2004
Title:	President, Chief Operating Officer, Treasurer and Interim Chief Financial Officer

        This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

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PDS GAMING CORPORATION CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002